OpenX Ad Exchange Access Partner Agreement
Cover Sheet

This agreement, which consists of this cover sheet (the "**Cover Sheet**") and the OpenX Ad Exchange Access Terms & Conditions attached hereto (the "**Terms & Conditions**" and, collectively with this Cover Sheet, the "**Agreement**") is entered into on August 16, 2021 (the "**Effective Date**") and is by and between OpenX Technologies, Inc. with offices at 888 E. Walnut St., 2nd Floor, Pasadena, CA 91101 ("**OpenX**") and NYIAX, Inc. with offices at 244 5th Avenue, Suite 2669, New York City, NY 10001 ("**Company**").

OpenX and Company hereby agree as follows:

Company Services	Company shall work on behalf of agencies or advertisers with whom it has an independent relationship to facilitate such agencies or advertisers running Exchange Campaigns on the OpenX Ad Exchange. Company shall provide OpenX with the following details: (i) the name of the agencies and advertisers that will run Exchange Campaigns, (ii) the subject matter for the proposed Exchange Campaigns; (iii) the price range for the proposed Exchange Campaigns; and (iv) other relevant information reasonably requested by OpenX to enable OpenX to facilitate operation of the Exchange Campaigns. OpenX must approve all agencies and advertisers that seek to run Exchange Campaigns prior to such Exchange Campaigns becoming operational and reserves the right, in its sole good faith discretion, to reject such agencies and advertisers. For purposes of this Agreement, "**Disclosed Basis**" means that Company is required to communicate to agencies or advertisers information related to any discounts, payments, benefits, or credits received from OpenX pursuant to this Agreement. For purposes of this Agreement, "**Non-Disclosed Basis**" means that Company's corporate trade arrangements with providers and Company's resulting actual costs will not, by agreement of the agencies or advertisers on whose behalf Company interacts with OpenX, be disclosed to such agencies or advertisers, or any third party, in exchange for the contractual benefits of the corporate trade relationship between each of (a) such agency, advertiser, or third party and (b) Company. • The Disclosure Model for Company hereunder is on a Disclosed Basis. [Yes/No] No • The Disclosure Model for Company hereunder is on a Non-Disclosed Basis. [Yes/No] Yes If the Disclosure Model is "Disclosed Basis" Company may, pursuant to its agreements with customer, be required to pass back to the customer any such discounts, payments, benefits or credits.
Compensation	During the Term, OpenX shall pay a fee to Company for its use of Company's Services (the "**Company Fee**"). The Company Fee, which shall be set by Company, will be [redacted] of the Gross Media Spend. Only Exchange Campaigns that are accompanied by a Company Deal ID will be eligible for the Company Fee. The Company Fee shall be set by Company and may vary for different Exchange Campaigns created under this Agreement.
Representations and Warranties	Company represents and warrants that (i) Company is acting on behalf of each agency and advertiser that runs an Exchange Campaign pursuant to this Agreement, and has the authority to make all decisions for that agency or advertiser related to this Agreement; (ii) Company will act in accordance with any legal duties with respect to the agencies or advertisers on whose behalf it works with OpenX; and (iii) Company's entry into and performance under this Agreement does not and will not conflict with the terms of any agreement between Company and any agency or advertiser, or other third party, or violate any duty owed by Company to a third party. If the Disclosure Model set forth above is "Non-Disclosed Basis," then Company represents and warrants that Company's relationship with the agencies and advertisers on whose behalf it works with OpenX is purely on a Non-Disclosed Basis such that it does not have any legal or contractual obligation to disclose or pass back to the agency or advertiser any media-related or other discounts,

	payments, benefits, or credits received hereunder. If the Disclosure Model set forth above is "Disclosed Basis," then Company represents and warrants that, to the extent required by law, contract or other requirement or industry best practice, it (a) will be transparent and accurately communicate to the agency or advertiser any substantive or otherwise relevant information related to any discounts, payments, benefits or credits received hereunder and the process by which such discounts, payments, benefits or credits are generated and (b) pass back to the agency or advertiser any such discounts, payments, benefits or credits.

The terms in this Cover Sheet supplement those provided in the Terms & Conditions. Unless otherwise specified, all capitalized terms in this Cover Sheet are used as defined in the Terms & Conditions. In case of any discrepancy, this Cover Sheet and any specific terms agreed in writing will prevail over the Terms & Conditions.

Signed:

By: DocuSigned by: Brian Chisholm F40C9D1C9056439...

OpenX Technologies, Inc.

Printed Name: Brian Chisholm

Title: SVP Strategic Partnerships

8/17/2021

By: DocuSigned by: Greg Toothaker F81973C29336444...

Company: NYIAX, Inc.

Printed Name: Greg Toothaker

Title: Chief Business Officer

8/17/2021

OPENX AD EXCHANGE ACCESS TERMS & CONDITIONS

OpenX and Company hereby agree as follows:

1. **DEFINITIONS.**

1.1. **"Company Product"** means the product identified on the Cover Sheet attached hereto under Company Services and associated with a Company Deal ID.

1.2. **"Company Deal ID"** means a unique alphanumeric identifier assigned to an Exchange Campaign and associated with Company's instance of the OpenX platform for use exclusively on the OpenX Ad Exchange.

1.3. **"DSP"** means a demand side partner of OpenX.

1.4. **"Exchange Campaign"** means an ad campaign (whether a private marketplace or an open exchange or any other type of programmatic advertising transaction) run on the OpenX Ad Exchange with a Company Deal ID.

1.5. **"Gross Media Spend"** means the bid price paid to OpenX by a DSP for each sold impression in an Exchange Campaign.

1.6. **"OpenX Ad Exchange"** means the OpenX platform that enables publishers and demand partners to market, sell and buy digital and mobile advertising inventory and receive advertisements for display on their digital properties, excluding any information or data transmitted through such platforms or services.

1.7. **"Customer"** means a marketer or client that executes an Exchange Campaign through OpenX.

1.8. **"OpenX Demand Policies"** means policies that demand partners must adhere to located at https://www.openx.com/legal/ad-exchange-demand-policies/.

1.9. **"OpenX Services"** means services offered by OpenX related to the OpenX Ad Exchange.

1.10. **"Term"** is as defined in Section 7.1.

2. **SERVICE.**

2.1. **Provision of Service.** Company shall provide the Company Product as described in the Cover Sheet.

2.2. **Limits.** As between OpenX and Company, OpenX owns all right, title and interest in and to the OpenX Services, including future developments and enhancements. Except as contemplated in this Agreement, OpenX does not grant Company any license, express or implied. OpenX reserves all rights not expressly granted hereunder, including the right to continually evolve the Service and all related technologies. Company will not reproduce, distribute, modify, prepare derivative works of, translate, reverse engineer, reverse compile or disassemble the OpenX Services or any portion thereof. Under no circumstances may Company use the OpenX Services for benchmarking, gathering data on the performance of the OpenX Services or OpenX systems or competitive intelligence.

3. **USE OF DATA.**

3.1. **Partner Information**. Company will have access to detailed information about partners in the OpenX Services, including but not limited to inventory and bidding activity. Company will only permit Company employees who are directly involved in using the OpenX Services to access such information, will only use this information for the purpose of Exchange Campaigns and will treat such information as Confidential Information.

3.2. **Service Data.** Aside from the information described above, each party may use the data generated by Company's use of the OpenX Services as follows. Company may use such data for any business purpose provided that (a) it complies with its privacy policy and (b) it does not disclose data

that describes or reflects the performance of the OpenX Services to third parties (other than the agencies and advertisers on whose behalf Company works with OpenX) except service providers who are under confidentiality restrictions at least as restrictive as those contained in this Agreement. OpenX may use such data solely in connection with its provision of the OpenX Services and provided that it complies with its privacy policy. Company and any agencies or advertisers who run Exchange Campaigns pursuant to this Agreement acknowledge that other participants on the OpenX Services may have access to information related to them (e.g., demand partners have access to information about the inventory they purchase (including the URL and price paid) and publishers have access to information about the demand partners who purchase their inventory).

4. **COMPENSATION.**

4.1. During the Term, OpenX shall pay the Company Fee in accordance with the terms set forth in this Agreement.

4.2. OpenX will pay Company all fees due under this Agreement within [redacted] after the end of the calendar month. Payments due under this Agreement shall be calculated based on OpenX's measurements. If Company's measurements differ from OpenX's measurements by a material amount, the Companies shall work together in good faith to resolve the discrepancy. OpenX shall only be responsible for fees to the extent proceeds have been received from the DSP. OpenX may deduct from future payments any subsequent reductions from a DSP for a prior Exchange Campaign. OpenX agrees to make every reasonable effort to collect payment from the applicable DSP on a timely basis.

4.3. Except as otherwise expressly provided hereunder, each party shall be responsible for all costs and expenses incurred by it in connection with the performance of its obligations under this Agreement.

5. **OBLIGATIONS.**

5.1. Each of OpenX and Company shall (i) post a privacy policy on its website that clearly and conspicuously discloses the collection, provision and use (including, without limitation, the use contemplated by this Agreement) of all data contemplated under this Agreement, including descriptions of data collection for interest-based and cross-app advertising, as applicable, and, if applicable, the use of non-cookie technology for such collection, in compliance with all applicable laws, rules and regulations, (ii) provide a conspicuous mechanism by which end users may opt out of interest-based and cross-app advertising, as applicable, and (iii) to the extent required by applicable law, rule or regulation, obtain, with respect to its services, end users' informed consent prior to the use, collection and sharing of its data as contemplated by this Agreement.

5.2. To the extent applicable, Company will comply with the United States Digital Advertising Alliance Self-Regulatory Principles published at www.aboutads.info (“**DAA Self-Regulatory Principles**”) and the corresponding DAA-designated self-regulatory frameworks established in other countries and/or regions. Without limiting the foregoing, to the extent applicable, Company will comply with the enhanced notice obligations applicable to first parties as defined in the DAA Self-Regulatory Principles by providing a disclosure that explains that data may be collected about visitors' use of the Company's website(s) and/or app(s) for advertising and other purposes and either (a) individually lists OpenX as a party that may collect and use data from Company's digital properties and links to OpenX's privacy policy or (b) links to the DAA AppChoices tool or the DAA webpage at www.aboutads.info/choices as applicable.

5.3. If Company passes any data or information to OpenX, Company will not pass or make available to OpenX: (i) any unique and permanent device

identifier; (ii) any non-truncated internet protocol address ("**IP address**") in a country, state or territory where an IP address is considered Personal Data by applicable law, rule or regulation, (iii) Personal Data (or similar terms), as defined by applicable law, (iv) Sensitive Personal Data (or similar terms), as defined by applicable law, or (v) any data relating to an end user in the event that Company knows that such end user has opted out of interest-based or cross-app advertising, or the Services contemplated by this Agreement.

5.4. Company shall be solely responsible for (a) procuring and maintaining during the Term any and all necessary and applicable rights, consents, licenses, and clearances with respect to the Company Product as necessary for OpenX and Customers to utilize the Company Ad Units ("**Required Consents**") and (b) paying to any interested third parties all required royalties, clearance costs, and fees relating to or arising out of any Required Consents.

5.5. Company Product will not introduce viruses or other malware to the OpenX Ad Exchange or to Customers or any end user. Company (and Company Product) shall also comply with all applicable guidelines as set forth in the OpenX Demand Policies as may be updated by OpenX from time to time, which are hereby incorporated into and made a part of this Agreement. If OpenX posts updated OpenX Demand Policies during the Term, Company will comply with the updated OpenX Demand Policies. Company Product does not, and will not, infringe, violate or misappropriate any third party's intellectual property or other rights.

6. **REPRESENTATIONS AND WARRANTIES.**

6.1. Each of the parties represents and warrants that (i) it has the full power and authority to enter into this Agreement; (ii) the execution of this Agreement and performance of its obligations under this Agreement do not and will not violate any other agreements to which it is a party; (iii) this Agreement constitutes a legal, valid and binding obligation of it when executed and delivered; (iv) it has and will have the necessary rights, title and interest to grant the licenses and rights granted herein; and (v) it is not directly or indirectly owned, operated or controlled by, or affiliated with, any government or governmental entity.

6.2. Each party will comply with all applicable and relevant laws and regulations, including but not limited to privacy and data protection laws and regulations and anti-corruption laws and regulations.

6.3. Company represents and warrants to OpenX that (i) the Company Product does not, and will not, infringe, violate, or misappropriate the intellectual property rights of any third party; (ii) it has all required end user and third party consents and permissions to provide the Company Product for the purposes set forth herein; and (iii) the collection, provision and/or use of Company Product as contemplated hereby do not, and will not, (a) violate the terms of any privacy policy or other disclosure made at the time of collection; (b) violate the terms of service of any operating system or platform (including, without limitation, iOS or Android), web site, application or other source of Company Product; or (c) violate any applicable law or infringes any third party right, including but not limited to the Children's Online Privacy Protection Act ("**COPPA**").

7. **TERM AND TERMINATION.**

7.1. The term of this Agreement will begin on the Effective Date and will continue for twenty-four months (the **"Term"**).

7.2. Either party may terminate this Agreement at any time for any reason upon 60 business days' prior written notice to the other party hereto.

7.3. Either party may terminate this Agreement if the other party is in material breach of any obligation, representation, or warranty hereunder and fails to cure that material breach (if capable of cure) within thirty (30) days after receiving written notice of the

material breach from the non-breaching party stating its intent to terminate.

7.4. Either party may terminate this Agreement effective immediately upon written notice if: (i) the other party files a petition for bankruptcy or is adjudicated as bankrupt; (ii) a petition in bankruptcy is filed against the other party and such petition is not removed or resolved within thirty (30) days; (iii) the other party makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to bankruptcy law; (iv) the other party discontinues its business; (v) a receiver is appointed over all or substantially all of the other party's assets or business; or (vi) the other party is dissolved or liquidated.

7.5. Upon termination of this Agreement, the following sections will survive: 2.2, 3, 4 (with respect to payments not yet provided), and 7 through 12. In the event of early termination of this Agreement, any Exchange Campaigns created pursuant to or covered by this Agreement that have begun will only complete if mutually agreed to by the parties and unrelated to any breach by Company. In such event, the parties will be entitled to fees for such Exchange Campaign in accordance with the terms described in the Cover Sheet.

8. **DISCLAIMER**. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, STATUTORY OR IMPLIED. ALL SERVICES PROVIDED UNDER THIS AGREEMENT ARE MADE AVAILABLE "AS IS" AND "AS AVAILABLE." INTER ALIA, OPENX DOES NOT REPRESENT OR WARRANT THAT (A) THE USE OF THE OPENX SERVICES WILL BE SECURE, TIMELY, UNINTERRUPTED OR ERROR-FREE OR OPERATE IN COMBINATION WITH ANY OTHER HARDWARE, SOFTWARE, SYSTEM OR DATA; (B) THE OPENX SERVICES WILL MEET COMPANY'S REQUIREMENTS OR EXPECTATIONS; (C) ANY STORED DATA OR REPORTING WILL BE ACCURATE, RELIABLE OR FREE FROM LOSS; OR (D) THE OPENX SERVICES OR THE INFRASTRUCTURE THAT MAKES THE SERVICES AVAILABLE WILL BE FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. EACH PARTY EXPRESSLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, TITLE, MERCHANTABILITY, NONINFRINGEMENT, COURSE OF DEALING OR PERFORMANCE.

9. **LIMITATION OF LIABILITY**. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT IN SITUATIONS OF COMPANY'S MATERIAL BREACH OF ITS REPRESENTATIONS OR WARRANTIES OR FOR INCIDENTS OF FRAUD OR WILFUL MISCONDUCT, NEITHER PARTY WILL BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS PROVIDED HEREIN AND FOR THE OBLIGATION TO PAY FOR ANY FEES, GUARANTEES AND SERVICES ALREADY RENDERED, NEITHER PARTY'S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL EXCEED THE GREATER OF (A) THE SIX MONTH AVERAGE AMOUNT PAID TO COMPANY BY OPENX DURING THE TERM AND (B) $100,000. NOTWITHSTANDING ALL OF THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT LIABILITY UNDER SECTION 10 OR FOR BREACHES OF SECTION 11 OR FOR WILLFUL MISCONDUCT OR ALLEGATIONS OF FRAUD.

10. **MUTUAL INDEMNITY**.

10.1. Company shall indemnify, defend and hold harmless OpenX and its directors, officers, employees and agents, its and their respective successors, heirs and assigns, and other customers of the OpenX Services (e.g., demand partners, publishers, ad networks, ad agencies) (the "**OpenX Parties**") against any liability, damage, loss or expense (including reasonable attorneys' fees and costs) incurred by the OpenX Parties in connection

with any third-party claims arising from a material breach of Company's covenants, representations and warranties.

10.2. OpenX shall indemnify, defend and hold harmless Company and its directors, officers, employees and agents (and permitted successors, heirs and assigns) (the "**Company Parties**") against any liability, damage, loss or expense (including reasonable attorneys' fees and costs) incurred by the Company Parties in connection with any third-party claims that OpenX's proprietary technology that provides the OpenX Services, in the form provided by OpenX, infringes any US patent or other third party US intellectual property right; provided, however, OpenX shall have no obligation for any claim arising from a claim based on intellectual property rights owned by Company or any of its corporate affiliates.

10.3. The party seeking indemnification shall provide prompt written notice of any claim. Indemnitor shall have sole control and authority with respect to the defense and settlement of any such claim. Indemnitee shall cooperate fully with indemnitor, at indemnitor's sole cost and expense, in the defense of any such claim. Indemnitee may participate in the defense of any claim through its own counsel, and at its own expense.

11. **CONFIDENTIALITY**. "Confidential Information" means any information relating to or disclosed prior to or in the course of the Agreement, which is or should reasonably be understood to be confidential. The terms of this Agreement are the Confidential Information of each party (not to be disclosed by the other without the written consent of the other) and data regarding the performance of the OpenX Services and OpenX systems is OpenX Confidential Information. The receiving party will use the same care to protect Confidential Information as it uses for its own similar information, but in no event less than reasonable care, and will use Confidential Information only for the purpose of fulfilling its obligations under this Agreement. The receiving party will promptly return or destroy the other party's Confidential Information upon request of the other party, except that any archival copies may be retained, subject to the continuation of the confidentiality obligations pursuant to this Section 11. "Confidential Information" does not include information that (a) is or becomes part of the public domain through no fault of the receiving party; (b) was already in possession of the receiving party; or (c) was independently developed by the receiving party without violation of this Section. The receiving party may disclose Confidential Information if it is required to do so by law, so long as the receiving party provides the disclosing party with prompt notice and complies with any protective order imposed on such disclosure.

12. **MISCELLANEOUS.**

12.1. Neither party will make any public statement relating to the Agreement without the prior written approval of the other, provided that OpenX may include Company's name and logo on its marketing and promotional materials and customer lists. In addition, OpenX may include Company's name and positive information metrics in case studies that OpenX shares with its potential customers, provided that such information is covered by confidentiality obligations.

12.2. Notwithstanding any other provision of this Agreement, where OpenX suspects wrongdoing or misuse of the OpenX Services by Company, OpenX reserves the right to investigate. If OpenX believes wrongdoing or misuse of the OpenX Services has in fact occurred, OpenX may disclose information produced by or related to such investigation to law enforcement, regulatory bodies or third parties involved in or affected by the investigation.

12.3. This is the entire agreement of the parties relating to this subject matter, and supersedes all other commitments, negotiations and understandings with respect to Company's participation in the OpenX Services. Unless explicitly stated otherwise elsewhere in this Agreement, no person other than the parties themselves has any rights or remedies

under this Agreement. This Agreement cannot be amended except by a writing signed by both parties. This Agreement cannot be transferred or assigned without prior written consent of the non-assigning party; provided, however, that either party may assign this Agreement (a) to an acquirer of substantially all of that party's assets, stock or business by sale, merger or otherwise or (b) to a corporate affiliate, each upon prior written notice to the non-assigning party. If any provision of this Agreement is unenforceable, the validity of the remaining provisions will not be affected. Any claim arising out of or related to this Agreement must be brought in the initiating party's individual capacity and not as a plaintiff or class member in any class action or other similar proceeding.

12.4. Notices must be in writing and will be deemed given when (a) delivered personally, or (b) sent by email, if to OpenX to the following email address: legal@openx.com, and if to Company to its specified representative at the email address provided herein, if the sending party can confirm that the email was apparently sent successfully according to its ordinary technical records and does not receive an error notice. Notwithstanding the foregoing, if the sending party receives an error notice because the receiving party has changed its email address without formally notifying the sending party, the email notice is deemed effective if the sending party is using the last email address provided by the other party for the express purpose of receiving notices. In that case, the sending party will attempt to reach the receiving party by phone.

12.5. This Agreement is governed by the laws of the State of California, excluding conflicts of laws principles.

12.6. Multiple signature pages, signatures delivered via scanned-in PDF copy or fax, and electronic signatures will all constitute originals and together will constitute one and the same instrument.

12.7. Neither party will be liable for failure or delay in performing its obligations because of causes beyond its reasonable control, including without limitation acts of God, terrorism, war, riots, fire, earthquake, flood or degradation or failure of third party networks or communications infrastructure.